Chimerix Announces Top Line Data from CMX001 Phase 2
Adenovirus Study and Late-Breaker Presentation at ICAAC

•	Encouraging results from the first proof-of-concept study for adenovirus infection support continued clinical development of CMX001 as a first-in-class broad-spectrum antiviral for prevention of double-stranded DNA viral infections

•	Data accepted for oral late-breaker presentation at the ICAAC Annual Meeting on September 10th

DURHAM, NC, August 14, 2013 – Chimerix, Inc. (Nasdaq: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced top line data from the exploratory Phase 2 study of CMX001 as preemptive therapy for adenovirus (AdV) infection, the first interventional trial in AdV infection. In this trial in allogeneic hematopoietic cell transplant (HCT) recipients, the 100 mg dose given twice weekly (BIW) demonstrated decreased levels of AdV viremia and showed a potential benefit in reducing both progression to AdV disease and all-cause mortality, compared to subjects who received placebo or CMX001 given once weekly (QW). Planned intent-to-treat analyses as well as exploratory analyses in specific patient groups were consistent in trends favoring the CMX001 BIW regimen over placebo, although statistical significance was not established in this exploratory study.

Chimerix also announced the acceptance of the proof-of-concept data as an oral late-breaker presentation at the upcoming 53rd Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) meeting being held in Denver, CO on September 10-13, 2013.

“These proof of concept data will provide critical information regarding the factors that predict an increased risk of AdV infection and the natural history of AdV infection that too often leads to devastating morbidity and mortality in children and adults who have undergone an allogeneic stem cell transplant. Importantly, we will have additional insights into the potential use of CMX001 to decrease progression of AdV disease and overall mortality for recipients of allogeneic transplants,” said M. Michelle Berrey, MD, MPH, Chief Medical Officer at Chimerix.

AdV, a double-stranded DNA (dsDNA) virus, causes respiratory infections including the common cold in healthy individuals. However, in patients with a compromised immune system such as those who have recently undergone bone marrow or organ transplants, AdV infections have a high mortality rate. Because no antiviral is approved for use in AdV infection and based on the potential for antiviral activity from in vitro data, CMX001 was made available through an open-label protocol for exploratory use in over 100 patients with life-threatening AdV infections. Results were presented at the European BMT Meeting (Grimley et. al., EBMT April 2013), providing initial data on survival and decreased levels of AdV viremia (virus in the blood) following treatment with CMX001.

Chimerix’s blinded, placebo-controlled proof-of-concept trial, Study 202, assessed the use of CMX001 at an earlier stage of AdV infection, when patients had detectable viremia but before the appearance of symptoms of disease. Pediatric and adult patients who had recently undergone HCT and were found to have viremia without symptoms of AdV disease were randomized to one of three dosing regimens: CMX001 BIW, CMX001 QW, or placebo. The primary endpoint was a composite of progression to symptomatic AdV disease or an increase of at least 10-fold in the levels of AdV in the blood. Forty-eight pediatric and adult subjects were randomized into the trial beginning in June 2011.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

Top line safety and efficacy results support the continued development of CMX001 100 mg BIW as prevention for dsDNA viral infections including AdV and cytomegalovirus (CMV):

•	CMX001 100 mg BIW decreased levels of AdV viremia and showed a potential benefit in reducing both progression to AdV disease and all-cause mortality, compared to subjects who received placebo or CMX001 given QW. Planned intent-to-treat analyses as well as exploratory analyses in specific groups of patients were consistent in trends favoring the CMX001 BIW regimen over placebo, although statistical significance was not established in this exploratory study.

•	No new safety concerns were identified, and no changes were deemed necessary to the protocol already in place for the Phase 3 SUPPRESS trial for the prevention of CMV infection. CMX001 BIW is the investigational regimen in SUPPRESS, which is anticipated to begin dosing later this quarter.

Full results from the Phase 2 AdV study have been accepted for oral late-breaker presentation at ICAAC on September 10, 2013. Michael Grimley, MD, from Cincinnati Children’s Hospital, Cincinnati, OH, who served as the Primary Investigator for Study 202, will give the presentation on behalf of his fellow investigators and Chimerix entitled “The First Interventional Trial for Adenovirus (AdV): Brincidofovir1 (CMX001) for AdV in HCT.”

Chimerix intends to review the Study 202 data with the U.S. Food and Drug Administration in the fourth quarter of 2013, in the context of a Pediatric Plan for CMX001.

“These data are another milestone in support of our goal to develop CMX001 as the first broad-spectrum antiviral for prevention,” said Kenneth I. Moch, President and CEO of Chimerix. “We look forward to initiating the Phase 3 SUPPRESS trial later this quarter.”

1On May 29, 2013, Chimerix was informed by The Council of United States Adopted Names (USAN) that “brincidofovir” has been adopted as the generic name for CMX001.

About Chimerix

Chimerix, a biopharmaceutical company based in Durham, NC, is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, CMX001 and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. CMX001 has shown broad-spectrum activity against double-stranded DNA viruses, including herpesviruses, adenoviruses and polyomaviruses. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

About CMX001

CMX001 is an investigational oral nucleotide analog lipid-conjugate that has shown broad-spectrum antiviral activity against all five families of dsDNA viruses that effect humans, including herpesviruses such as CMV, adenoviruses, polyomaviruses such as BK virus (BKV), papillomaviruses, and orthopoxviruses. In a Phase 2 trial of 230 HCT recipients, CMX001 demonstrated potential clinical utility in prevention of CMV infection. In this same CMV trial, CMX001-treated subjects had improvements in kidney function and hematuria (blood in the urine) when compared to placebo-treated subjects, suggesting that CMX001 may reduce BKV-associated bladder and renal damage. Chimerix anticipates beginning the Phase 3 SUPPRESS trial in the third quarter of 2013 for the prevention of CMV infection in HCT recipients. CMX001 has an emerging favorable safety and tolerability profile and has shown no evidence of kidney or bone marrow toxicity.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the continued development of CMX001 as prevention for dsDNA viral infections including CMV and AdV, Chimerix’s timing for initiating the Phase 3 SUPPRESS trial, the efficacy of CMX001 and its ability to provide a broad spectrum of antiviral activity and the positive impact of CMX001 on transplant recipients. Risks that contribute to the uncertain nature of the forward-looking statements include: the accuracy of Chimerix’s estimates regarding the continued development of CMX001 based on the Study 202 results; the accuracy of Chimerix’s estimates regarding the timing for initiating the SUPPRESS trial; the success of SUPPRESS and Phase 2 trials, the demonstrated efficacy of CMX001 in the SUPPRESS trial and Phase 2 trials; and regulatory developments in the United States and foreign countries. Other risks and uncertainties affecting Chimerix are described more fully in Chimerix’s filings with the Securities and Exchange Commission, including without limitation its most recent Quarterly Report on Form 10-Q, its most recently filed reports on Form 8-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Chimerix undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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CHIMERIX CONTACTS:

Rebecca Heath, 919.972.7124

Elizabeth Kelly, 919.972.7109

MEDIA CONTACT:

Tony Plohoros

908.940.0135

tplohoros@6degreespr.com

INVESTOR CONTACT:

Lilian Stern

212.362.1200

lilian@sternir.com

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146